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                                                                   EXHIBIT 10.24

                       MATTRESS DISCOUNTERS CORPORATION

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT is made as of May 1st, 2000, by and among Mattress Discounters Corporation, a Delaware corporation (the "Company"), and Steve
                                                      -------
Newton ("Executive").
         ---------

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Employment.  The Company agrees to employ Executive, and Executive
          ----------
hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 4 hereof (the "Employment Period").
                                      -----------------

     2.   Position and Duties.
          -------------------

     (a) During the Employment Period, Executive shall serve as the Chief Operating Officer of the Company and shall have supervisory duties, responsibilities and authority over the Company's sales, store operations, real estate and construction operations, subject to the power of the Chief Executive Officer and the Company's board of directors (the "Board") to expand or limit
                                                   -----
such duties, responsibilities and authority and to override actions of officers of the Company.

     (b) During the Employment Period, Executive shall report to the Chief Executive Officer and shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity other than Disability) to the business and affairs of the Company and the Subsidiaries. Executive shall perform his duties and responsibilities to the Company and the Subsidiaries hereunder to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

     (c)  For purposes of this Agreement, "Subsidiaries" shall mean any
                                           ------------
corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries. For purposes hereof, the Company shall be deemed to have a majority ownership interest in a partnership, limited liability company (without voting securities), association or other business entity if the Company, directly or through one or more Subsidiaries, shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity. For purposes of this Agreement, "Disability" means the
                                                        ----------
inability, due to illness, accident, injury, physical or mental incapacity or other disability, of the Executive to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the

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Company or a Subsidiary for a period or periods aggregating at least 90 days
(whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

     3.   Compensation and Benefits.
          -------------------------

     (a) During the Employment Period, Executive's base salary shall be $250,000 per annum or such higher rate as the Board may designate from time to time (the "Base Salary"), which salary shall be payable by the Company in
           -----------
regular installments in accordance with the Company's general payroll practices. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's applicable employee compensatory and benefit programs for which senior executive employees of the Company are generally eligible.

     (b) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

     (c) In addition to the Base Salary, the Board will award (and the Company will pay) a bonus to Executive of up to 60% (with a 30% target) of the Base Salary following the end of each fiscal year during the Employment Period based upon Executive's performance and the Company's consolidated operating results during such year, with certain financial targets to be mutually agreed upon by the Company and Executive.

     (d) The Company will provide Executive with the following amounts (the "Relocation Payments") to reimburse Executive for his relocation expenses (i)
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the cost of no more than two trips to the Washington, D.C./Baltimore, MD area for Executive and his spouse for the purpose of searching for a house (such cost to include travel, lodging and automobile), (ii) an amount equal to the real estate broker's fee Executive actually pays in connection with the sale of his Marietta, GA home (such amount not to exceed 6% of the sale price of such home),
(iii) up to $30,000 for moving expenses which Executive actually incurs and for which Executive provides the Company with itemized receipts, and (iv) a miscellaneous payment of $10,000. The Company will pay Executive the Relocation Payments referenced in subsection (i) above at the time Executive submits such expenses for reimbursement and in subsections (ii) through (iv) above within two business days after Executive actually relocates to the Washington, D.C./Baltimore, MD area. Until the earlier of such relocation and 120 days from the date of this Agreement, the Company will (1) reimburse Executive for travel expenses and coach airline tickets between his Marietta, GA home and Mattress Discounters Corporation's executive offices for one round trip per week (Executive will attempt to obtain the most economical fares available) and (2) provide Executive with an automobile and temporary furnished lodging in the Washington, D.C./Baltimore, MD area. The Company shall pay Executive an additional amount equal to the marginal increase in Executive's

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income taxes which results from the payments referred to in this Section 3(d), including the payment referred to in this sentence.

     (e) Mattress Holding Corporation, a Virginia corporation, will grant to Executive options pursuant to an option agreement dated the date of this Agreement in the form attached hereto as Exhibit B.
                                         ---------

     (f) All amounts payable to Executive as compensation hereunder shall be subject to customary withholding by the Company.

     4.   Term.
          ----

     (a) The initial Employment Period shall end on April 30, 2001 and will thereafter be automatically extended for consecutive 12 month periods unless notice of termination is delivered by either party to the other at least 90 days prior to the end of such period; provided that (i) the Employment Period shall terminate prior to such date immediately upon Executive's resignation, death or Disability and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause. Except as otherwise provided herein, any termination of the Employment Period by the Company shall be effective as specified in a written notice from the Company to Executive.

     (b) If the Employment Period is terminated by the Company or its successors in interest without Cause, Executive shall be entitled to continue to receive from the Company his Base Salary payable in regular installments for a period of 12 months from the date of termination (the "Severance Period"),
                                                       ----------------
if and only if Executive has executed and delivered to the Company a General Release in the form of Exhibit A attached hereto and only so long as Executive
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has not breached the provisions of Sections 5, 6 and 7 hereof. The amounts payable pursuant to Section 4(b) may be payable, at the Company's discretion, in one lump sum payment within 30 days following termination of the Employment Period.

     (c) If the Employment Period is terminated by the Company for Cause or is terminated pursuant to clause (a)(i) above or expires and is not renewed hereunder, Executive shall only be entitled to receive his Base Salary through the date of termination or expiration.

     (d) Except as otherwise expressly provided herein, all of Executive's rights to salary, bonuses, fringe benefits and other compensation hereunder which accrue or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration. The Company may offset any amounts Executive owes it or its Subsidiaries against any amounts it owes Executive hereunder.

     (e)  For purposes of this Agreement, "Cause" shall mean (i) the commission
                                           -----
of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any Subsidiary or any of

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their customers or suppliers, (ii) chronic drug or alcohol abuse or other repeated conduct causing the Company or any Subsidiary substantial public disgrace or disrepute or economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, which is not cured, if curable, to the Board's reasonable satisfaction in all material respects within thirty (30) days after the Board or the designee thereof gives written notice thereof to Executive or (iv) any other material breach of this Agreement which is not cured, if curable, to the Board's reasonable satisfaction within 15 days after written notice thereof to Executive (provided, that a breach of Sections 5, 6 or 7 shall be material and the applicable cure period shall be 3 days).

     5.   Confidential Information.  Executive acknowledges that the
          ------------------------
information, observations and data (including trade secrets) obtained by him while employed by the Company and the Subsidiaries concerning the business or affairs of the Company or any Subsidiary ("Confidential Information") are the
                                           ------------------------
property of the Company or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination or expiration of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiaries which he may then possess or have under his control.

     6.   Inventions and Patents.  Executive acknowledges that all inventions,
          ----------------------
innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any Subsidiary's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company or any Subsidiary ("Work Product") belong to the Company or such Subsidiary.
                 ------------
Executive shall promptly disclose such Work Product to the Board and, at the Company's expense, perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     7.   Non-Compete, Non-Solicitation.
          -----------------------------

     (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company and the Subsidiaries he shall become familiar, and he has become familiar, with the Company's trade secrets and with other Confidential Information and that his services have been and shall be of special, unique and extraordinary value to the Company and the Subsidiaries. Therefore, Executive agrees that, during the Employment Period and for 18 months thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest in,
 -----------------
operate, manage, control, participate in, consult

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with, advise, render services for, or in any manner engage in any business
(including by himself or in association with any person, firm, corporate or other business organization or through any other entity) in competition with, or potential competition with, the businesses of the Company or the Subsidiaries as such businesses exist or are in process on the date of the termination or expiration of the Employment Period, within the United States. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

     (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the year prior to the termination of the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or business relation and the Company or any Subsidiary (including, without limitation, making any negative or disparaging statements or communications regarding the Company or any Subsidiary).

     (c) Executive agrees that: (i) the covenants set forth in this Section 7 are reasonable in geographical and temporal scope and in all other respects and that he has reviewed the provisions of this Agreement with his legal counsel,
(ii) the Company would not have entered into this Agreement but for the covenants of Executive contained herein, and (iii) the covenants contained herein have been made in order to induce the Company to enter into this Agreement.

     (d) If, at the time of enforcement of this Section 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

     (e) Executive recognizes and affirms that in the event of his breach of any provision of this Section 7, money damages would be inadequate and the Company would have no adequate remedy at law. Accordingly, the Executive agrees that in the event of the breach or a threatened breach by Executive of any of the provisions of this Section 7, the Company, in addition and supplementary to other rights and remedies existing in its favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this Section 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

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     8.   Executive's Representations.  Executive hereby represents and warrants
          ---------------------------
to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

     9.   Survival.  Sections 5 through 18 shall survive and continue in full
          --------
force in accordance with their terms notwithstanding the expiration or termination of the Employment Period.

     10.  Notices.  All notices, demands or other communications to be given or
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delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient with telephonic confirmation by the sending party. Such notices, demands and other communications will be sent to the address indicated below:

     To Executive:
     ------------

     3732 Baccurate Way
     Marietta, GA 30062
     Attention:  Steve Newton
     Telecopy No.:  (770) 518-5154
     Telephone No.: (770) 518-5152


     To the Company:
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     Mattress Discounters Corporation
     9822 Fallard Court
     Upper Marlboro, MD 20772
     Attention:  Board of Directors
     Telecopy No.:  (301) 856-4591
     Telephone No.: (301) 856-6755

     With copies to:
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     Bain Capital, Inc.
     Two Copley Place

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     Boston, MA 02116
     Attention:  Michael Krupka
     Telecopy No.:  (617) 572-3274
     Telephone No.: (617) 572-2753

     Kirkland & Ellis
     Citicorp Center
     153 East 53rd Street
     New York, NY 10022
     Attention:  Lance C. Balk, Esq.
     Telecopy No.:  (212) 446-4900
     Telephone No.: (212) 446-4800

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

     11.  Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     12.  Complete Agreement.  This Agreement embodies the complete agreement
          ------------------
and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, but excluding any breaches thereof by either party prior to the date hereof.

     13.  No Strict Construction.  The language used in this Agreement shall be
          ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     14.  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     15.  Successors and Assigns.  This Agreement is intended to bind and
          ----------------------
inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable.

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     16.  Governing Law.  All issues and questions concerning the construction,
          -------------
validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     17.  Amendment and Waiver.  The provisions of this Agreement may be amended
          --------------------
or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

     18.  Remedies.  Each of the parties to this Agreement will be entitled to
          --------
enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.


                             *    *    *    *    *

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        MATTRESS DISCOUNTERS CORPORATION



                                        By:  /S/ Stephen Walker
                                             ------------------------------

                                        Its: Chief Executive Officer
                                             ------------------------------



                                        /S/ Steve Newton
                                        ------------------------------
                                        Steve Newton

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